Exhibit 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

Global Ship Lease, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Depositary Shares, each Depositary Share representing 1/100th of a share of 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock(3)	Rule 457(o) Rule 457(r)	N/A	N/A	$150,000,000	0.00011020	$16,530
	Equity	8.75% Series B Cumulative Redeemable Perpetual Preferred Shares, par value $0.01 per share(3)	Rule 457(o) Rule 457(r)	—	—	—	—	—
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$150,000,000
	Total Fees Previously Paid					—		N/A
	Total Fee Offsets					—		N/A
	Net Fee Due							$16,530

(1)	The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Calculated in accordance with Rule 457(r) of the Securities Act. This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Filing Fee” table in the registrant’s registration statement on Form F-3ASR filed with the Securities and Exchange Commission on September 16, 2022 (File No. 333-267468).

(3)

Depositary Shares are evidenced by depositary receipts issued pursuant to a deposit agreement. Depositary receipts issued will represent fractional interests in shares of the registrant’s 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock (the “Preferred Shares”) and will be distributed to those persons purchasing such fractional interests, and the Preferred Shares will be issued to the depositary under the deposit agreement.